EXHIBIT 99.2

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A. M. Castle & Co.
Supplement: Q1 2014 Earnings Conference Call

April 29, 2014

NYSE: CAS

Forward Looking Statements

Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the company assumes no obligation to update the information included in this release. Such forward-looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions. These statements often include words such as "believe," "expect," "anticipate," "intend," "goal," "plan," "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any updates or revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

Regulation G & Other Cautionary Notes

This presentation includes non-GAAP financial measures to assist the reader in understanding our business. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U. S. GAAP ("GAAP"). However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in the appendix to this presentation, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision/benefit for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company's operating results. EBITDA should not be considered as an alternative to net income or any other item calculated in accordance with U.S. GAAP, or as an indicator of operating performance. Our definition of EBITDA used here may differ from that used by other companies. Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results, are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company's financial performance. Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

The financial information herein contains information generated from audited financial statements and unaudited information and has been prepared by management in good faith and based on data currently available to the Company.

Status of Primary Macro Data Points

- **PMI:** *(Institute for Supply Management - ISM)*
  - Average PMI for Q1'14 was 53 versus 57 for Q4'13 and 53 for Q1'13
  - ISM reports indicated that weather conditions negatively impacted business activity in the manufacturing industry in Q1'14
- **North American Rig Count:** *(Baker Hughes)*
  - Average weekly rig count for Q1'14 was 2,304 compared to 2,136 for Q4'13 and 2,289 for Q1'13
- **Aerospace Build Rates:**
  - Commercial aircraft and foreign defense build rates and orders remained steady

Key Metrics

- **Metals segment sales quotes:**
  - Quotes increased 2.3% in Q1'14 compared to Q1'13
  - Quote closure rates increased 1.7% in Q1'14 compared to Q1'13
- **Metals segment average sales price and volume:**
  - Average sales price per ton decreased 10.5% in Q1'14 compared to Q1'13
  - Tons sold decreased 4.5% in Q1'14 compared to Q1'13
- **Days sales in inventory:**
  - 164 for Q1'14 compared to 173 for Q1'13
  - DSI of 150 days targeted for end of 2014
- **Gross margin and operating expense to net sales ratio:**
  - Gross material margin of 25.6% for Q1'14 compared to 25.0% for Q1'13
  - Operating expense to net sales ratio of 28.5% for Q1'14 compared to 25.4% for Q1'13

Selected Results

SELECTED CONSOLIDATED RESULTS *(Unaudited - $ are in Millions, except per share)*	Three Months Ended March 31,	
	2014	2013
Net Sales	$ 253.4	$ 292.7
Metals	$ 219.1	$ 258.4
Plastics	$ 34.3	$ 34.3
Gross Material Margins	25.6%	25.0%
Operating Expenses	$ 72.2	$ 74.3
Operating Expense Margin	28.5%	25.4%
Operating Loss	$ (7.3)	$ (1.0)
Operating Loss Margin	(2.9)%	(0.3)%
Interest Expense, Net	$ 10.0	$ 10.2
EBITDA [1]	$ 0.4	$ 4.8
EBITDA Margin	0.1%	1.6%
Net Loss, as Reported	$ (16.0)	$ (10.6)
Net Loss per diluted share, as Reported	$ (0.69)	$ (0.46)
Adjusted Non-GAAP Net Loss [2]	$ (15.7)	$ (8.1)
Adjusted Non-GAAP Net Loss per diluted share	$ (0.67)	$ (0.35)

[1] Earnings before interest, taxes and depreciation and amortization. Non-GAAP information. Refer to reconciliation in the Appendix.

[2] Non-GAAP net loss adjustments relate to unrealized (gains) losses on commodity hedges and restructuring charges for both periods. All amounts are net of tax. Refer to reconciliation in the Appendix.

Liquidity and Balance Sheet

SELECTED CONSOLIDATED RESULTS *($ are in Millions)*	Three Months Ended March 31,	
Unaudited	2014	2013
Cash From (Used in) Operations	$ (2.9)	$ 32.6
Cash Paid for CapEx	$ (2.0)	$ (1.9)
Avg Days Sales in Inventory	164	173
Avg Receivables Days Outstanding	49	51

SELECTED CONSOLIDATED RESULTS *($ are in Millions)*	As of March 31,	As of December 31,
Unaudited	2014	2013
Total Debt (net of unamortized discounts) [1]	$ 247.0	$ 246.0
Cash and Cash Equivalents	25.7	30.8
Total Debt less Cash and Cash Equivalents ("Net Debt")	$ 221.3	$ 215.2
Stockholders' Equity	293.7	309.9
Total Debt plus Stockholders' Equity ("Capital")	$ 540.7	$ 555.9
Net Debt to Total Capital	40.9%	38.7%

[1] There were no cash borrowings under the revolving credit facility as of March 31, 2014 and December 31, 2013.

Commercial Improvement Strategy

Strategic Objective	Status Update
• Realign sales organization into geographic territories where local teams are accountable for selling all of our products and services	Implemented in Q1'14 - Quotes increased 2.3% in Q1'14 compared to Q1'13
• Establish clear territory growth expectations supported by tracking metrics including standardized territory sales plans focused on alignment and accountability and real time performance tracking and enterprise ratings	Implemented in Q1'14
• Re-energize Strategic Account Team to leverage our global locations, maximize value and help our customers profitably grow their business	Implemented in Q1'14 - ERP enhancements planned for Q3'14 - Pipeline growth in strategic accounts in Q1'14
• Executive level and branch review of customer accounts to ensure all facets of the organization have visibility to customer needs and expectations	Implemented in Q1'14
• Localize certain pricing, inventory, lead time and delivery decisions to improve customer satisfaction in local markets	Short-term solution rolled out in Q1'14 - pricing program to be implemented in Q3'14 - Quote closure rate increased 1.7% in Q1'14 compared to Q1'13

APPENDIX

SEC Regulation G Non-GAAP Reconciliation

Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss: *($ are in Millions, except per share data)* *Unaudited*	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net Loss, as reported	$ (16.0)	$ (10.6)
Restructuring Charges	0.7	3.0
Unrealized (Gains) Losses on Commodity Hedges	(0.2)	1.0
Tax Effect of Adjustments	(0.2)	(1.5)
Adjusted Non-GAAP Net Loss	$ (15.7)	$ (8.1)
Adjusted Non-GAAP Basic Loss Per Share	$ (0.67)	$ (0.35)
Adjusted Non-GAAP Diluted Loss Per Share	$ (0.67)	$ (0.35)

Reconciliation of EBITDA and of Adjusted EBITDA to Net Loss *($ are in Millions)* *Unaudited*	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net Loss	$ (16.0)	$ (10.6)
Depreciation and Amortization Expense	6.5	6.6
Interest Expense, Net	10.0	10.2
Income Taxes	(0.1)	(1.4)
EBITDA	$ 0.4	$ 4.8
Non-GAAP Net Loss Adjustments [1]	0.5	4.0
Adjusted EBITDA	$ 0.9	$ 8.8

[1] Non-GAAP net loss adjustments relate to restructuring charges and unrealized (gains) losses on commodity hedges for both periods presented. Refer to 'Reconciliation of Adjusted Non-GAAP Net Loss to Reported Net Loss' table.

Non-GAAP Reconciliation

Reconciliation of Operating Expenses excluding Restructuring Charges to Operating Expenses	Three Months Ended March 31,	
($ are in Millions) *Unaudited*	2014	2013
Operating Expenses	$ 72.2	$ 74.3
Restructuring Charges	0.7	2.2
Operating Expenses excluding Restructuring Charges	$ 71.5	$ 72.1
Operating Expense Margin excluding Restructuring Charges	28.2%	24.6%

Thank You

NYSE: CAS